UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2024, NKGen Biotech, Inc. (the “Company” and formerly known as Graf Acquisition Corp. IV (“Graf”)) and Seller (defined below) entered into a seventh amendment (the “Amendment”) to the forward purchase agreement, dated as of September 22, 2023 (the “FPA”), initially among the Company, Graf, Meteora Strategic Capital, LLC (“MSC”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO” with MSC, MCP, and MSTO collectively, “Seller”) for OTC Equity Prepaid Forward Transactions, as amended on December 26, 2023, as further amended on January 2, 2024, January 11, 2024, February 21, 2024, July 12, 2024, and September 5, 2024.

Pursuant to the Amendment, the Company and Seller agreed to extend the Valuation Date (as defined in the FPA) to December 31, 2025, or as otherwise describe in the amendment. All other terms and conditions remained unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On December 31, 2024, the Company was notified that is that it has been selected by the Seoul Bankruptcy Court as the final preferred bidder for the acquisition of a controlling interest in NKMAX Co. Ltd. (“NKMAX”). As previously disclosed in the Current Report on Form 8-K, filed on December 2, 2024, the Company will deposit the remaining balance of the acquisition price into a bank account designated in the name of NKMAX no later than five business days prior to the date of the NKMAX stakeholders’ meeting for the approval of the NKMAX rehabilitation plan.

NKMAX is a greater than 10% shareholder of the Company. Founded in 2002 and headquartered in Seoul, South Korea, NKMAX is a clinical-stage biotechnology company focused on advancing immune cell therapies. In addition to its therapeutic innovations, NKMAX develops and commercializes bioreagents and immunodiagnostic kits, with revenues derived from these products as well as health supplements. In 2016, NKMAX completed its GMP-certified manufacturing facility, strengthening its capabilities in high-quality cell therapy production. Listed on the KOSDAQ, a South Korean stock exchange, NKMAX’s trading has since been suspended during the course of ongoing rehabilitation efforts.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Seventh Amendment to Forward Purchase Agreement, dated as of December 31, 2024, among NKGen and Meteora Capital Partners, LP and certain of its affiliates.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: January 2, 2025	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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